EXHIBIT 99.1


                         FORM 3 JOINT FILER INFORMATION


NAME:  JONATHAN DASH

RELATIONSHIP OF REPORTING PERSON TO ISSUER: DIRECTOR

ADDRESS: 9701 WILSHIRE BLVD., #1101, BEVERLY HILLS, CA 90212

DESIGNATED FILER: DASH ACQUISITIONS LLC

ISSUER AND TICKER SYMBOL: WESTERN SIZZLIN CORP [WSZZ]

DATE OF EVENT REQUIRING STATEMENT: 09/20/2006



SIGNATURE:             /s/ JONATHAN DASH
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                       JONATHAN DASH